     As filed with the Securities and Exchange Commission on April 5, 2000

                              Registration No. 333-33078
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                            NTN COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   31-1103425
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                   THE CAMPUS
                               5966 LA PLACE COURT
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 438-7400
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                STANLEY B. KINSEY
                             CHIEF EXECUTIVE OFFICER
                            NTN COMMUNICATIONS, INC.
                        THE CAMPUS - 5966 LA PLACE COURT
                           CARLSBAD, CALIFORNIA 92008
                                 (760) 438-7400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                 WITH A COPY TO:

                              THOMAS J. LEARY, ESQ.
                              O'MELVENY & MYERS LLP
                            610 NEWPORT CENTER DRIVE
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 760-9600

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities begin registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________________________________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
============================================= ==================== ======================= ====================== ==================
                                                                      Proposed Maximum       Proposed Maximum
         Title of Each Class of                  Amount to be          Offering Price            Aggregate            Amount of
      Securities to be Registered                 Registered             Per Share            Offering Price      Registration Fee
--------------------------------------------- -------------------- ----------------------- ---------------------- ------------------
Common Stock, $.005 par value                       (1)(2)                  (3)                  (1)(2)(3)           $5,280 (4)
============================================= ==================== ======================= ====================== ==================

(1) In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $20,000,000.

(2) Subject to Footnote (1), there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant.

(3) The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the shares of Common Stock registered hereunder.

(4) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. Amount was previously paid by the Registrant upon the initial filing of this Registration Statement.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED APRIL __, 2000


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS




                                   $20,000,000

                            [NTN COMMUNICATIONS LOGO]

                            NTN COMMUNICATIONS, INC.

                                  COMMON STOCK

                                   ----------


         This Prospectus is part of a Registration Statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time shares of our Common Stock, $.005 par value per share, as described in this Prospectus. The shares of our Common Stock will have a maximum aggregate offering price of $20,000,000. We will offer the shares of our Common Stock on terms to be determined at the time of the offering. The specific number of shares and issuance price per share will be set forth in an accompanying Prospectus Supplement.

         Our Common Stock is listed on the American Stock Exchange under the symbol "NTN."


         We may sell shares of our Common Stock at fixed prices directly, through agents from time to time or through underwriters or dealers. If any agent or any underwriter is involved in the sale of the shares of Common Stock, their name and any applicable commission or discount will be set forth in the accompanying Prospectus Supplement. See "Plan of Distribution." Our net proceeds from such sale will also be set forth in the applicable Prospectus Supplement.


         INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT, TOGETHER WITH THE ADDITIONAL INFORMATION DESCRIBED UNDER THE HEADING "WHERE YOU CAN FIND MORE INFORMATION," CAREFULLY BEFORE YOU INVEST.

                             -----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

                             -----------------------

         This Prospectus may not be used to consummate sales of our Common Stock unless accompanied by a Prospectus Supplement.

                             -----------------------


                 The date of this Prospectus is April ___, 2000

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other financial and business information with the SEC. Our SEC filings are available on the SEC's web site at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about their public reference rooms, including copy charges. You also can obtain information about us from the American Stock Exchange at 86 Trinity Place, New York, New York 10006-1881.


         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede information in this Prospectus and in our other filings with the SEC. We incorporate by reference the following reports and information which we have already filed with the SEC:



         o our Annual Report on Form 10-K for the year ended December 31, 1999, as amended by our Form 10-K/A filed with the SEC on April 5, 2000;



         o our Proxy Statement for our Special Meeting of Stockholders held on January 7, 2000; and



         o the description of our Common Stock which is contained in our Registration Statement on Form 8-A (File No. 0-19383).




         We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the shares of Common Stock covered by this Prospectus.


         You may request a copy of these filings at no cost, by writing or calling us at the following address:

                             NTN Communications, Inc.
                             The Campus - 5966 La Place Court
                             Carlsbad, California 92008
                             Telephone: (760) 438-7400
                             Attention: Ms. Berger

         You should rely only on the information contained in, or incorporated by reference into, this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this Prospectus, any Prospectus Supplement, or any document incorporated by reference is accurate as of any date other than the date of those documents.

         You may also obtain from the SEC a copy of the Registration Statement and exhibits that we filed with the SEC when we registered the shares of Common Stock. The Registration Statement may contain additional information that may be important to you.

                           FORWARD-LOOKING STATEMENTS

         We make statements in this Prospectus and the documents incorporated by reference that are considered forward-looking statements under the federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The words "anticipate," "believe," "may," "estimate," "expect," and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward-looking statements.

         All forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Important factors that could cause or contribute to such difference include those discussed under "Risk Factors" in this Prospectus and in our Annual Report on Form 10-K. You should not place undue reliance on such forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the information set forth under "Risk Factors" in this Prospectus.

                            ABOUT NTN COMMUNICATIONS

         We are a developer and distributor of interactive game content, and we own and operate the largest "out-of-home" interactive consumer marketing television network in the United States. We operate our businesses through two operating divisions, BUZZTIME.com, Inc.(TM) and the NTN Network(R).

         BUZZTIME.com, our wholly-owned subsidiary formed in December 1999, owns the exclusive rights to two separate sets of game content. First, BUZZTIME.com owns the largest known digital trivia game show library, encompassing content from widely diverse areas of knowledge. Second, BUZZTIME.com owns the rights to eight unique "TV Play-along" sports games, played in conjunction with live televised sports programming. This is accomplished through our interactive broadcast studio that enables us to turn televised sports or other televised events into a live interactive game.

         We anticipate that BUZZTIME.com will function both as a game web site, with the expected launch of "BUZZTIME.com" in Spring 2000, and as a developer and distributor of game content. As a developer, BUZZTIME.com will continue to augment our expansive interactive game libraries. As a distributor, BUZZTIME.com intends to broadcast live play-along game shows to a broad array of interactive networks and platforms, including the Internet and online services, interactive television and hand-held devices.

         The NTN Network is North America's largest "out-of-home" interactive television network. The unique private network, distributed by Internet-enhanced technology, broadcasts a variety of multi-player sports and trivia games 365 days a year to hospitality venues such as restaurants, sports bars, hotels, clubs and military bases totaling approximately 3,300 locations in North America ("Locations") as of March 1, 2000. A unique feature of NTN Network's interactive programming is that all players compete in real-time within each Location and are ranked at the end of each game against players in all Locations throughout North America. This enables each Location to create on-premises promotions to increase patron loyalty as well as allowing NTN to capture national sponsors who want to use the competitions as a promotional tool.

         Our current strategy is to develop and take the BUZZTIME.com brand beyond the Internet and online services to multiple consumer interactive platforms and to gain player registrations and loyalty, regardless of the consumer's point of access. The NTN Network will be a key element in promoting the new brand. In the future, we expect to generate revenues through a combination of advertising, game sponsorships, pay-to-play and subscription models across all platforms. There can be no assurance, however, that we will be successful in executing this strategy.

                                  RISK FACTORS

         The shares of Common Stock being offered involve a high degree of risk. You should carefully consider the following risk factors and all other information contained in this Prospectus and the Prospectus Supplement before you buy shares of our Common Stock. The trading price of our Common Stock could decline due to any of these risks, and you could lose all or part of your investment.

RISKS ASSOCIATED WITH NTN COMMUNICATIONS AND THIS OFFERING

         Our Limited Liquidity and Capital Resources May Constrain Our Ability To Operate Our Business. At December 31, 1999, our current assets exceeded our current liabilities by $921,000. As of the date of this Prospectus, we believe that our cash on hand, anticipated cash flows from our operations and borrowings under our line of credit will be sufficient to meet our immediate operating needs.

         We will require additional financing to implement our plan of

         o converting our entire existing customer base to the Digital Interactive Television Network ("DITV");

         o    expanding the DITV Network; and

         o executing our strategy to promote our newly-branded game portal called "BUZZTIME.com."

         We intend to raise funds through public or private financings or other arrangements. We cannot assure you that we will be able to raise capital on terms to our satisfaction. If we are unable to raise capital when needed, or if our cash flows are less than we anticipate, or if we incur unanticipated expenses, our business, financial condition and results of operations will be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 for additional information about our liquidity and capital resources.

         Any additional equity financing may be dilutive to stockholders.

         We Have Experienced Significant Losses and Our Future Profitability Remains Uncertain. We had a net loss of $2,498,000 for the year ended December 31, 1999. We cannot assure you that we will achieve or sustain profitability, and we may have significant or increasing operating and net losses in the future.

         Our Prospects for Growth Are Uncertain. Our new DITV Network, launched in April 1999, is now being deployed to subscriber locations. We currently plan to continue operating our original NTN network and the DITV Network concurrently until approximately June 2000. Our immediate prospects for growth depend, in part, on the successful introduction and implementation of the new DITV Network. We cannot assure that the DITV Network will be favorably received by our current subscribers or that it will enable us to attract a significant number of new subscribers. We also cannot assure that we can implement and operate the DITV Network profitably.

         In December 1999, we established a subsidiary, BUZZTIME.com, Inc., a Delaware corporation. We expect BUZZTIME.com to function both as a developer and a distributor of game content. As a developer, BUZZTIME.com will continue to augment our expansive interactive game library. As a distributor, BUZZTIME.com intends to broadcast live play-along game shows to a broad array of interactive networks and platforms, including the Internet and online services, interactive television and hand-held devices. In Spring of 2000, we expect to launch BUZZTIME.com as a new game web site. Our strategy is to develop and take the BUZZTIME.com brand beyond the Internet and online services to multiple consumer interactive platforms. Our prospects are subject to risks and uncertainties, including those described in this Prospectus, and we cannot assure that we will be successful in executing our strategy.

         We Are Involved in Pending Litigation Proceedings. On June 11, 1997, we were named as a defendant in a class action lawsuit filed in the United States District Court for the Southern District of California. The complaint alleged violations of state and federal securities laws based upon purported omissions from our periodic filings with the Securities and Exchange Commission. More particularly, the complaint alleged that the defendant directors and former officers devised an "exit strategy" to provide themselves with undue compensation upon their resignation from NTN Communications. The plaintiffs further alleged that the defendants made false statements about, and failed to disclose, contingent liabilities and phantom assets in our consolidated financial statements and our independent auditor's audit reports. According to the plaintiffs, these alleged misrepresentations and omissions inflated the trading price of our Common Stock.

         In November 1999, we reached a tentative settlement agreement with the plaintiffs in the federal lawsuit whereby we will pay $3,250,000, subject to final approval by the U.S. District Court. A settlement hearing is scheduled to take place in April 2000 for the purpose of seeking court approval of the proposed settlement and plan of allocation of the settlement funds. Upon approval of the proposed settlement, the court is expected to enter final judgment and dismiss the litigation. However, there can be no assurance that the U.S. District Court will approve the settlement agreement.

         We Face Significant Competition. The entertainment business is highly competitive. We compete with other companies for total entertainment dollars in the marketplace. Our network programming competes generally with broadcast television, direct satellite programming, pay-per-view, other content offered on cable television, and other forms of entertainment. Furthermore, certain of our competitors have greater financial and other resources available to them. With the entrance of motion picture, cable and television companies, competition in the interactive entertainment and multimedia industries will likely intensify in the future. In January 1999, The Walt Disney Company introduced interactive programming broadcast in conjunction with live sporting and other events which may compete directly with our programming.

         We also compete with other content and services available to consumers through online services. Moreover, the expanded use of online networks and the Internet provide computer users with an increasing number of alternatives to video games and entertainment software. We seek to compete by providing high quality products, thereby establishing a favorable reputation among frequent users. There can be no assurance, however, that we can compete effectively. The entertainment industry is continuing to undergo significant changes, primarily due to technological developments. Due to this rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of our products.

         New Products and Rapid Technological Change May Affect Our Operations. The emergence of new entertainment products and technologies, changes in consumer preferences and other factors may limit the life cycle of our technologies and any future products and services we develop. Accordingly, our future performance will depend on our ability to

         o    identify emerging technological trends in our market;

         o    identify changing consumer needs, desires or tastes;

         o develop and maintain competitive technology, including new product and service offerings;

         o improve the performance, features and reliability of our products and services, particularly in response to technological changes and competitive offerings; and

         o    bring technology to the market quickly at cost-effective prices.

There can be no assurance that we will be successful in developing and marketing new products and services that respond to technological and competitive developments and changing customer needs, or that such products and services will gain market acceptance. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, would have a material adverse effect on our business, financial condition and operating results.

         Our Inability To Protect Our Intellectual Property Could Seriously Damage Our Business. We rely on a combination of trademarks, copyrights and trade secret laws to protect our proprietary rights in certain of our products. Furthermore, it is our policy that all employees and consultants involved in research and development activities sign nondisclosure agreements. Our competitors may, however, misappropriate our technology or independently develop technologies that are as good as or better than ours. Our competitors may also challenge or circumvent our proprietary rights. If we have to initiate or defend against an infringement claim in the future to protect our proprietary rights, the litigation over such claims could be time-consuming and costly to us, adversely affecting our financial condition.

         If We Cannot Establish Brand Awareness, Our Business May Be Adversely Affected. Enhancing the BUZZTIME.com brand is critical to our ability to expand our user base and revenues. We believe that the importance of brand recognition will increase as the number of entertainment web sites grows and have, therefore, launched our "BUZZTIME Everywhere" campaign. In order to attract and retain users and advertisers, we intend to increase expenditures for creating and maintaining brand loyalty. There is no assurance that we will be successful in building or maintaining this brand. Our success in promoting and enhancing the BUZZTIME.com brand will also depend on our success in providing high quality content, features and functions that are attractive and entertaining to users of online game shows and multi-player games. If advertisers or visitors to our web sites do not perceive our services to be of high quality, the value of the BUZZTIME.com brand could be diminished, and this could adversely affect our business, financial condition and results of operations.

         We Have Experienced Recent Equipment Problems. The 49 megahertz Playmaker(R), a hand-held, radio frequency device used to enter choices and selections by players of QB-1(R) and our other games and programming broadcast via our original NTN Network is still being used in approximately 40% of our hospitality locations as of March 16, 2000. Our customers have experienced certain recurring problems with 49 megahertz Playmakers related to noise sensitivity and performance of the Playmaker's rechargeable batteries. We believe these equipment problems have contributed to high rate of terminations and bad debt experience. To address these problems, we introduced a 900 megahertz Playmaker in April 1999. The 900 megahertz Playmaker is manufactured by the manufacturer of the 49 megahertz Playmaker. To date, there have been no significant equipment problems with the 900 megahertz Playmaker. However, there is no assurance that such problems or other problems will not occur in the future.

         We Depend on a Single Supplier of Playmakers. We currently purchase the redesigned 900 megahertz Playmaker from a single, unaffiliated Taiwanese manufacturer. Unless and until we succeed in establishing additional manufacturing relationships, we will continue to depend on our current sole source supplier of Playmakers. If we lose our supplier, our business will be adversely affected.

         Our Games and Game Shows Are Subject To Gaming Regulations. We operate online games of skill and chance that are regulated in many jurisdictions and, in some instances, we reward prizes to the participants. The selection of prize winners is sometimes based on chance, although none of our games requires any form of monetary payment. The laws and regulations that govern our games, however, are subject to differing interpretations in each jurisdiction and are subject to legislative and regulatory change in any of the jurisdictions in which we offer our games. If such changes were to happen, we may find it necessary to eliminate, modify or cancel certain components of our products that could result in additional development costs and/or the possible loss of revenue.

         If We Fail To Manage Our Growth Effectively, We May Lose Business and Experience Reduced Profitability. Continued implementation of our business plan requires an effective planning and management process. Our growth has placed, and our anticipated future growth will continue to place, a significant strain on our management systems and resources. If we are to grow successfully, we must:

         o    improve our operational, administrative and financial systems;

         o    expand, train and manage our workforce; and

         o    attract and retain qualified management and technical personnel.

         We plan to continue adding to our technical and Internet sales and marketing force and our advertising sales department. However, competition for qualified personnel is intense, particularly for employees with technical and Internet sales and marketing expertise. The success of our business depends on hiring and retaining suitable personnel.

         If Our Key Personnel Leave Us, Our Business May Be Adversely Affected. Our success greatly depends on the efforts of our executive management, including the Chief Executive Officer, Chief Financial Officer and President of BUZZTIME.com. Our ability to operate successfully will depend significantly on the services and contributions of each of these officers. Although we entered into an employment agreement with our Chief Executive Officer on October 7, 1998, we cannot assure you that he will continue his employment for any specified period of time. Our business and operations may be adversely affected if one or more key executives were to leave.

         Our Stock Price Has Been Highly Volatile. The trading price of our Common Stock has been and may continue to be subject to wide fluctuations. The stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, announcements of technological innovations or new products and media properties by us or our competitors, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable, and news reports relating to trends in our markets. In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

         Our Charter Contains Provisions That May Hinder or Prevent a Change in Control of Our Company. Certain provisions of our Certificate of Incorporation could make it more difficult for a third party to acquire control of our company, even if such a change in control would benefit our stockholders. For example, our Certificate of Incorporation requires a supermajority vote of at least 80% of the total voting power, voting together as a single class, to amend certain provisions of the Certificate of Incorporation and the Bylaws, including those provisions relating to:

         o    the number, election and term of directors;

         o    the removal of directors and the filling of vacancies; and

         o the supermajority voting requirements of our Certificate of Incorporation.

These provisions could discourage third parties from taking over control of our company. Such provisions may also impede a transaction in which you could receive a premium over then-current market prices and your ability to approve a transaction that you consider in your best interests.

         In addition, our Certificate of Incorporation and Bylaws divide our Board of Directors into three classes, each class to be nearly equal in number as possible and to serve staggered three-year terms. Approximately one-third of our directors are subject to re-election at each annual meeting of stockholders. This classification of directors, together with other provisions in our Certificate of Incorporation that limit the ability of stockholders to increase the size of our Board of Directors without a supermajority vote or to remove directors, may make it more difficult for stockholders to change the composition of our Board of Directors, whether or not a change in our Board of Directors would be beneficial to our company and our stockholders and whether or not a majority of our stockholders believes such a change would be desirable.

         Our Certificate of Incorporation also eliminates the ability of the stockholders to call a special meeting of stockholders or to act by written consent.

         We Do Not Expect to Pay Dividends During the Foreseeable Future. We have never declared or paid any cash dividends on our Common Stock and anticipate that for the foreseeable future any earnings will be retained for use in our business. Our outstanding revolving line of credit prohibits us from paying cash dividends without obtaining prior approval from the lender.

         If the Shares of Our Common Stock Eligible for Future Sales Are Sold, the Market Price of Our Common Stock May Be Adversely Affected. Sales of substantial amounts of our Common Stock in the public market after this offering or the anticipation of such sales could have a material adverse effect on then-prevailing market prices. As of March 1, 2000, there were approximately 7,011,104 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options at exercise prices ranging from $0.5625 to $6.37 per share. As of March 1, 2000, there were also outstanding warrants to purchase an aggregate of approximately 3,008,238 shares of Common Stock at exercise prices ranging from $0.6875 to $6.125 per share.

RISKS ASSOCIATED WITH THE INTERNET

         One of our principal business objectives is to increase our direct contact with consumers. To that end, we maintain a web site on the Internet (the "NTN Web Site") and are currently constructing a web site for BUZZTIME on the Internet (the "BUZZTIME Web Site", together with NTN Web Site, our "Web Sites"). We will face the risks described below in operating the Web Sites on the Internet.

         We Face Significant Internet Competition. The Internet market is new, rapidly evolving and intensely competitive. We expect this competition to intensify in the future due in part to the minimal barriers to entry and the relatively low cost to launch a new web site. We will compete with a variety of other entertainment and multimedia companies on the Internet. Some of these competitors can devote substantial resources to Internet commerce in the near future. Our Web Sites will also compete with traditional providers of entertainment and multimedia content and services.

         We believe that the principal competitive factors we will face in providing entertainment and multimedia content and services through our Web Sites are brand recognition, selection, availability, price, effectiveness of advertising, customer service, technical expertise, convenience, accessibility, quality of search tools and quality of editorial and other site content. Many of our current and potential competitors have large customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we have. In addition, some competitors may be able to obtain services from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote more resources to web site and systems development than we can. We cannot assure you that our Web Sites will be able to compete successfully against current or future competitors.

         We Face Rapid Technological Change. The technology used in the Internet commerce industry changes rapidly. This rapid change results in the availability of many new products and services, new industry standards, and frequent changes in user and customer requirements and preferences. The success of our Web Sites will depend, in part, on our ability to do the following:

         o license leading technologies useful in the Internet services business;

         o    enhance our Web Sites' existing services;

         o develop new services and technologies that address the increasingly sophisticated and varied needs of our customers; and

         o respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

We cannot assure you that we will successfully use new technologies effectively or adapt our Web Sites to customer requirements or emerging industry standards.

         We Depend on Continued Growth of the Internet. Our future success depends on the increased use of the Internet. We cannot assure you that the market for Internet services will continue to grow or become sustainable. The Internet may not continue as a viable commercial marketplace because of many factors, including:

         o    inadequate development of the necessary infrastructure;

         o lack of development of complementary products such as high speed modems and high speed communication lines; and

         o delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity.

         If the Internet and other online services continue to experience significant growth in the number of users, the frequency of use or bandwidth requirements, the infrastructure for the Internet could be affected by capacity constraints. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of service activity. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and could adversely affect usage of the Internet. Our business, prospects, financial condition and results of operations could be materially adversely affected if use of the Internet does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet does not effectively support growth that may occur, or if the Internet does not become a viable commercial marketplace.

         We Will Only Be Able To Execute Our Business Plan If We Are Successful In Achieving Our Advertising Revenue Goals. Consumer usage of the Internet is relatively new, and the success of the Internet as an advertising medium will depend on its widespread adoption. Our business would be materially adversely affected if the Internet advertising market develops more slowly than we expect, or if we are unsuccessful in achieving our advertising revenue goals. We expect that revenues from Internet advertising will make up a significant amount of our revenues in the future. The adoption of Internet advertising, particularly by those entities that have historically relied on traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and advertising products and services. Advertisers that have traditionally relied on other advertising media may be reluctant to advertise on the Internet. These businesses may find Internet advertising to be less effective than traditional advertising media for promoting their products and services. Many potential advertising and electronic commerce partners have little or no experience using the Internet for advertising purposes. Consequently, they may allocate only limited portions of their advertising budgets to the Internet.

         We May Be Liable for the Content We Make Available on the Internet. We make content available on our Web Sites and on the web sites of our advertisers and distribution partners. The availability of this content could result in claims against us based on a variety of theories, including defamation, obscenity, negligence, or copyright or trademark infringement. We could also be exposed to liability for third-party content accessed through the links from our Web Sites to other web sites. We may incur costs to defend ourselves against even baseless claims, and our financial condition could be materially adversely affected if we are found liable for information that we make available. Implementing measures to reduce our exposure to this liability may require us to spend substantial resources and may limit the attractiveness of our services to users.

         We May Lose Visitors To Our Web Sites If Our Online Security Measures Fail. Secure transmission of confidential information over public networks is a significant barrier to Internet commerce. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could compromise the security measures we employ to protect customer transaction data. In addition, concerns over the security of transactions conducted on the Internet and the privacy of users in general may inhibit the growth of Internet commerce. To the extent that our activities or the activities of third-party contractors involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate security-related problems, and we cannot assure you that our security measures will prevent security breaches. Any compromise of our security systems could have a material adverse effect on our reputation, business, prospects, financial condition and results of operations.

         Our Business May Suffer If We Have Difficulty Retaining Users on Our Web Sites. Our business and financial results depend on our ability to retain users on our Web Sites. In any particular month, many of the visitors to our Web Sites are not registered users, and many of our registered users do not visit our Web Sites. We believe that intense competition has caused, and will continue to cause, some of our registered users to seek online entertainment on other web sites and spend less time on our Web Sites. It is relatively easy for Internet users to go to competing sites, and we cannot be certain that any steps we take will maintain or improve our retention of users. In addition, some new users may decide to visit our Web Sites out of curiosity regarding the Internet and may later discontinue using Internet entertainment services. If we are unable to retain our user base, our business and financial results may suffer.

         Laws Restricting the Internet Could Adversely Affect Our Business. Federal, state and foreign governmental organizations are currently considering many legislative and regulatory proposals. If a government authority were to adopt laws or regulations that cover Internet-related issues such as user privacy, pricing and characteristics and quality of products and services provided, the growth of the Internet could be adversely affected. This could lead to a decrease in demand for services offered over the Internet, including those that our Web Sites offer, and could increase the cost of doing business on the Internet. In addition, we do not know how existing laws governing issues such as property ownership, copyright, trade secret, libel and personal privacy will be applied to the rapidly changing Internet. We could be materially adversely affected by any new legislation or regulation or by the application or interpretation of existing laws to the Internet.

                               RECENT DEVELOPMENT

EXPIRATION OF PUT RIGHT

         In February 1998, pursuant to the settlement of a class action lawsuit pending against us since 1993, we issued 565,000 warrants to purchase our Common Stock (the "Settlement Warrants"). Each Settlement Warrant has a term of three years beginning February 18, 1998 and entitles the holder thereof to purchase a share of our Common Stock at a price of $0.96. During the period from February 18, 2000 to February 18, 2001, the holders of the Settlement Warrants were to have the right, but not the obligation, to put the Settlement Warrants to us for repurchase at a price of $3.25 per Settlement Warrant (the "Put Right"). However, the Put Right expired by its terms on February 17, 2000 when the closing price per share of our Common Stock on the American Stock Exchange reached $4.22 or above for the seventh trading day. We have no further obligation to repurchase the Settlement Warrants. The right of holders to exercise the Settlement Warrants to purchase shares of our Common Stock at $0.96 per share continues through February 18, 2001. As a result of the expiration of the Put Right, an accrual for the Settlement Warrants in the approximate amount of $1,793,000 as of December 31, 1999, will be reversed in the first quarter of 2000, thereby reducing expenses.

                                 USE OF PROCEEDS

         Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, the net proceeds from the sale of the shares of our Common Stock offered from time to time hereby will be used for working capital and general corporate purposes, which may include sales and marketing activities, capital expenditures and the purchase of additional equipment. Pending these uses, the net proceeds of an offering of our shares of Common Stock will be invested in short term, interest-bearing, investment grade securities.

                              PLAN OF DISTRIBUTION


         We may sell shares of Common Stock at fixed prices through underwriters, dealers or agents, or directly to one or more purchasers. For each sale of Common Stock, the Prospectus Supplement will describe:



         o    the public offering price;


         o    the names of any underwriters, dealers or agents;

         o    the purchase price of the Common Stock;

         o    our proceeds from the sale of the Common Stock;

         o any underwriting discounts, agency fees, or other compensation payable to underwriters or agents; and

         o any discounts or concessions allowed or reallowed or paid to dealers.


         If we use underwriters in the sale, they will buy shares of Common Stock for their own account. The underwriters may then resell the shares of Common Stock in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase shares of Common Stock will be subject to certain conditions. The underwriters will be obligated to purchase all of the shares of Common Stock offered if they purchase any shares of Common Stock. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.



         If we use dealers in the sale, we will sell shares of Common Stock to such dealers as principals. The dealers may then resell the shares of Common Stock to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of Common Stock in any state that does not permit such an offer.


         Underwriters, dealers and agents that participate in the distribution of the Common Stock may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions or profit they receive when they resell shares of Common Stock may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.

         We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase shares of Common Stock from us on a future date at a specified price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

         Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock being offered will be passed upon for NTN Communications by O'Melveny & Myers LLP. Underwriters, dealers or agents, who we will identify in a Prospectus Supplement, may have their counsel opine about certain legal matters relating to the offering and sale of the shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements of NTN Communications, Inc., as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated herein by reference and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

================================================================================


     You should rely on the information  incorporated by  reference  or provided in the Prospectus or a Prospectus supplement. NTN Communications has not authorized anyone else to provide you with different information. Neither NTN Communications, nor any other person on behalf of NTN Communications, is making an offer to sell or soliciting an offer to buy
any  of  the   securities   described   in  this Prospectus  or  in a
Prospectus Supplement in any state where the offer is not permitted by law. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of the documents. There may have been changes in the affairs of NTN Communications since the date of the Prospectus or a Prospectus supplement.

------------------

                               TABLE OF CONTENTS

                                                                           Page
Where You Can Find More Information..........................................2
Forward-Looking Statements...................................................2
About NTN Communications.....................................................3
Risk Factors.................................................................4
Recent Development..........................................................10
Use of Proceeds.............................................................10
Plan of Distribution........................................................11
Legal Matters...............................................................11
Experts.....................................................................12

================================================================================





                                   [NTN Logo]





                            NTN Communications, Inc.

                                  $20,000,000

                                  Common Stock

                                _______________

                                   Prospectus

                                _______________


                                April ___, 2000













================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SEC registration fee...................................................................$    5,280

         Printing expenses......................................................................$   20,000

         Accounting fees and expenses...........................................................$   45,000

         Legal fees and expenses................................................................$   85,000

         Fees and expenses for qualification under state securities laws........................$   15,000

         Miscellaneous expenses.................................................................$   29,720

              Total.............................................................................$  200,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation permits the Company to indemnify officers and directors of the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines and amounts paid in settlement actually and reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation.

         The Company has entered into indemnification agreements with certain of its outside directors pursuant to which the Company has agreed to indemnify such directors from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by any such directors in or arising out of such person's capacity as a director of the Company or any other corporation of which such person is are a director or officer at the request of the Company to the maximum extent provided by applicable law. In addition, such directors are entitled to an advance of expenses to the maximum extent authorized or permitted by law.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT

3.1* Amended and Restated Certificate of Incorporation of NTN Communications, Inc., as amended (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 (File No. 333-69383) filed with the Securities and Exchange Commission)


3.2* Certificate of Amendment to Restated Certificate of Incorporation of the Company, dated March 22, 2000 (Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission)



3.3* Certificate of Amendment to Restated Certificate of Incorporation of the Company, dated March 24, 2000 (Incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission)



3.4* Bylaws of NTN Communications, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-8 (File No. 333-75732) filed with the Securities and Exchange Commission)


4.1* Specimen Common Stock certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A (File No. 0-19383) filed with the Securities and Exchange Commission)

5.1* Opinion of O'Melveny & Myers LLP, counsel to NTN Communications, Inc., as to the legality of the Common Stock offered hereby (including consent)

23.1*             Consent of KPMG LLP, Independent Auditors

23.2* Consent of O'Melveny & Myers LLP, counsel to the Company (included with Exhibit 5.1)

24*               Power of Attorney

--------------------
* Previously filed.

ITEM 17.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or
                           Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Act of 1934 and incorporated herein by reference;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (g) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on April 5, 2000.


                                       NTN COMMUNICATIONS, INC.,
                                       a Delaware corporation

                                       By:  /s/ Stanley B. Kinsey
                                          --------------------------------------
                                            STANLEY B. KINSEY,
                                            Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                                      Title                        Date
---------                                                      -----                        ----

/s/ Stanley B. Kinsey                                 Chairman of the Board
----------------------------------------            and Chief Executive Officer             April 5, 2000
Stanley B. Kinsey                                  (Principal Executive Officer)

/s/ Kendra S. Berger                       Chief Financial Officer (Principal Financial
----------------------------------------                Accounting Officer)                 April 5, 2000
Kendra Berger

                 *                                           Director                       April 5, 2000
----------------------------------------
Robert M. Bennett

                 *                                           Director                       April 5, 2000
----------------------------------------
Barry Bergsman

                 *                                           Director                       April 5, 2000
----------------------------------------
Donald C. Klosterman

                 *                                           Director                       April 5, 2000
----------------------------------------
Esther L. Rodriguez

                 *                                           Director                       April 5, 2000
----------------------------------------
Gary Arlen

                 *                                           Director                       April 5, 2000
----------------------------------------
Vincent A. Carrino

*By /s/ Stanley B. Kinsey
----------------------------------------
Stanley B. Kinsey
Attorney-in-fact




                                      S-1